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                                                                   EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Proxy Statement/Prospectus and the related Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-22765) of our report dated June 11, 1997 (except with respect to the matters discussed in Note 14, as to which the date is August 19, 1997), on our audits of the financial statements of Coromed, Inc. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND, L.L.P.
                                          -------------------------------------
                                          COOPERS & LYBRAND, L.L.P.

Albany, New York
August 21, 1997